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                                                                   EXHIBIT 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement File No. 333-186795 on Form S-1 of our report dated March 23, 2015, relating to the financial statements of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent registered public accounting firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
New York, New York
April 24, 2015